UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

February 14, 2024

Theseus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40869	83-0712806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Main Street Cambridge, Massachusetts 02142	02142
(Address of Principal Executive Offices)	(Zip Code)

(857) 400-9491

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	THRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Theseus Pharmaceuticals, Inc. (the “Company” or “Theseus”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, the Company entered into an Agreement and Plan of Merger, dated as of December 22, 2023 (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Concentra”), and Concentra Merger Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of Concentra (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on February 13, 2024, Merger Sub completed a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), in exchange for (i) $4.05 in cash per Share (the “Cash Amount”), plus (ii) one non-transferable contractual contingent value right per Share (each, a “CVR” and each CVR together with the Cash Amount, the “Offer Price”), which CVR represents the right to receive potential payments pursuant to the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”), dated February 14, 2024, by and among Concentra, Merger Sub, Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company, and Fortis Advisors LLC, a Delaware limited liability company, all subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated January 9, 2024 (as amended and restated on January 30, 2024 and as further amended and supplemented on February 7, 2024 and February 14, 2024, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

The Offer expired at 6:00 p.m. Eastern Time on Tuesday, February 13, 2024. According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, a total of 37,211,244 Shares were validly tendered, and not validly withdrawn, representing approximately 83.3% of the outstanding Shares. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Merger Sub accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on February 14, 2024 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than (i) Shares owned or held in the Company’s treasury immediately prior to the Effective Time, (ii) Shares owned directly or indirectly by Parent or Merger Sub immediately prior to the Effective Time and (iii) Shares held by any Theseus stockholder who was entitled to and properly demanded appraisal of such Shares in accordance with Section 262 of the DGCL) was converted automatically into the right to receive the Offer Price from Merger Sub.

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) each option granted to purchase Theseus Shares that had an exercise price that is less than the Cash Amount (each, an “In-the-Money Option”) that was outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive (A) an amount in cash, without interest and subject to any withholding of taxes, equal to the product of (x) the total number of Shares subject to such In-the-Money Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Cash Amount over the applicable exercise price per Share under such In-the-Money Option; and (B) one CVR for each Share subject to such In-the-Money Option, (ii) each option granted to purchase Theseus Shares that had an exercise price that is equal to or greater than the Cash Amount (each, an “Out-of-the-Money Option”) was cancelled for no consideration, and (iii) each Theseus restricted stock unit (“Theseus RSU”) outstanding immediately prior to the Effective Time vested in full and was automatically cancelled and converted into the right to receive (A) an amount in cash equal to the product of (x) the total number of Shares then underlying such Theseus RSU multiplied by (y) the Cash Amount, without interest and subject to any withholding of taxes; and (B) one CVR for each Share subject to such Theseus RSU.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified The Nasdaq Global Select Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on February 14, 2024 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of Iain Dukes, Carl Gordon, Donald Hayden, Michael Rome, Steven Stein, Kathy Yi and Bradford Dahms resigned from the board of directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Kevin Tang. The executive officers of Merger Sub immediately prior to the Effective Time were Kevin Tang, serving as Chief Executive Officer, and Michael Hearne, serving as Chief Financial Officer, Ryan Cole, serving as Chief Operating Officer, Stew Kroll, serving as Chief Development Officer, and Thomas Wei, serving as Chief Business Officer.

Information regarding the new director and executive officers of the Surviving Corporation has been previously disclosed in Schedule A to the Offer to Purchase, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

Termination of Controlled Equity Offering SalesSM Agreement

Effective as of the Closing Date, the Company exercised its right to terminate the Controlled Equity OfferingSM Sales Agreement, dated November 3, 2022, by and between the Company and Cantor Fitzgerald & Co., as sales agent.

Closing Press Release

On February 14, 2024, the Company issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, by and among Concentra Biosciences, LLC, Concentra Merger Sub II, Inc. and Theseus Pharmaceuticals, Inc., dated December 22, 2023 (incorporated herein by reference to Exhibit 2.1 to Form 8-K filed by Theseus Pharmaceuticals, Inc. on December 22, 2023).
2.2+	Contingent Value Rights Agreement, dates February 14, 2024, by and among Concentra Biosciences, LLC, Concentra Merger Sub II, Inc., Broadridge Corporate Issuer Solutions, LLC and Fortis Advisors LLC (incorporated herein by reference to Exhibit (d)(6) to the Schedule TO-T/A filed by Concentra Merger Sub II, Inc. on February 14, 2024).
3.1	Fourth Amended and Restated Certificate of Incorporation of Theseus Pharmaceuticals, Inc.
3.2	Second Amended and Restated Bylaws of Theseus Pharmaceuticals, Inc.
99.1	Press Release issued by Theseus Pharmaceuticals, Inc. on February 14, 2024 (incorporated herein by reference to Exhibit (a)(5)(3) to the Schedule 14D-9/A filed by Theseus Pharmaceuticals, Inc. on February 14, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theseus Pharmaceuticals, Inc.

	By:	/s/ Bradford D. Dahms
		Name:	Bradford D. Dahms
		Title:	President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Date: February 14, 2024